Filed pursuant to Rule 424(b)(5)
Registration No. 333-275324
PROSPECTUS SUPPLEMENT
(to Prospectus dated January 2, 2024)

McEwen Mining Inc.

643,000 CEE Flow-Through Shares
890,000 CDE Flow-Through Shares
Common Stock
We are offering 1,533,000 shares of our common stock, no par value (the “common stock”) to be issued as “flow-through shares” within the meaning of subsection 66(15) of the Income Tax Act (Canada) (the “Tax Act”) to investors in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus and a subscription and renunciation agreement with such investors. This offering comprises (i) 643,000 shares of common stock (the “Offered CEE FT Shares”) that qualify as “flow-through shares” within the meaning of the Income Tax Act (Canada) (the “Tax Act”) and “Ontario focused flow-through shares” (within the meaning of subsection 103(7) of the Taxation Act, 2007 (Ontario) at a price of $15.56 per Offered CEE FT Share, which will be used to incur “Canadian exploration expenses” within the meaning of the Tax Act, and (ii) 890,000 shares of common stock (the “Offered CDE FT Shares”, and together with the Offered CEE FT Shares, the “Offered Shares”) that qualify as “flow-through shares” within the meaning of the Tax Act at a price of $13.49 per Offered CDE FT Share, which will be used to incur “Canadian development expenses” within the meaning of the Tax Act, for aggregate gross proceeds of $22.0 million (the offering of the Offered Shares, the “offering”).
Our common stock is listed on both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”), both under the symbol “MUX.” On May 28, 2024, the last reported sale price of our common stock on the NYSE and the TSX was $12.13 per share and C$16.47 per share, respectively.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus to read about risks that you should consider before buying our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common stock.
	Per Share	Total
Public offering price (Offered CEE FT Shares)	$15.56	$10,005,080
Public offering price (Offered CDE FT Shares)	$13.49	$12,006,100
Placement fees(1)	$0.72	$1,100,559
Proceeds to McEwen Mining Inc. before expenses	$13.64	$20,910,621
(1)	See “Plan of Distribution” for a description of the compensation payable to the co-placement agents.
We have engaged Cantor Fitzgerald Canada Corporation,Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC to act as our exclusive co-lead placement agents (each a “placement agent” and collectively, the “co-placement agents”) in connection with this offering. This offering is being made concurrently in the United States by Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, and in each of the Provinces of Canada, other than Quebec, solely by Cantor Fitzgerald Canada Corporation pursuant to the Multijurisdictional Disclosure System. The co-placement agents are not purchasing or selling the common stock offered by us, and are not required to sell any specific number or dollar amount of common stock, but will use their reasonable best efforts to arrange for the sale of the common stock offered. We have agreed to pay the co-placement agents a placement fee equal to 5.0% of the aggregate gross proceeds to us from the sale of the common stock in the offering. The co-placement agents may engage one or more sub-agents or selected dealers in connection with this offering. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding our arrangements with the co-placement agents.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers through the facilities of The Depository Trust Company on or about June 14, 2024.
Co-Placement Agents
Cantor Fitzgerald Canada Corporation		Cantor

A.G.P.	H.C. Wainwright & Co.	Roth Capital Partners
The date of this prospectus supplement is May 28, 2024

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the placement agent have authorized anyone to provide you with different information, and neither we nor the placement agent take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of this offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-275324) that we filed with the Securities and Exchange Commission and that became effective on January 2, 2024. Under this shelf registration process, we may, from time to time, offer debt securities, common stock, warrants, subscription rights, subscription receipts and units. We have also filed this prospectus supplement and the accompanying prospectus, which we refer to as the Canadian prospectus, with the securities regulatory authorities in each of the provinces of Canada, other than Quebec, under the Multijurisdictional Disclosure System. The securities qualified under the Canadian prospectus may be offered and sold in each of the provinces of Canada, other than Quebec, subject to any applicable securities laws. This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated January 2, 2024, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined and the documents incorporated by reference herein and therein. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “$” or “dollar” are to the lawful currency of the United States. We refer to Canadian dollars as C$. Also, unless otherwise stated, information in this prospectus supplement assumes that no other person will exercise any options or warrants to purchase shares of our common stock offered hereby. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investment, legal, tax, business, financial and related advice regarding the purchase of our shares of common stock. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable investment or similar laws.
S-ii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain “forward-looking statements”, as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:
•
statements about our anticipated exploration results, cost and feasibility of production, production estimates, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

•	statements regarding strategic alternatives that we are, or may in the future, evaluate in connection with our business;
•
statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures;

•	the anticipated timeframe for remediating the material weakness in our internal control over financial reporting and effectiveness of our disclosure controls and procedures; and
•	statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.
These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. Many of these statements can be found by looking for words such as “believes”, “expects”, “anticipates”, “estimates” or similar expressions used in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference.
Forward-looking statements and information are based upon several estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.
The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the “Risk Factors” section in our report on Form 10-K and other filings with the SEC and the following:
•	our ability to raise funds required for the execution of our business strategy;
•	our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;
•
our ability to maintain an on-going listing of our common stock on the New York Stock Exchange or another national securities exchange in the United States, the Toronto Stock Exchange, or another public exchange in Canada;

•	our ability to remediate the material weakness and return to effective our internal control over financial reporting and disclosure controls and procedures in a timely manner;
•	decisions of foreign countries, banks and courts within those countries;
•	national and international geopolitical events and conflicts, and unexpected changes in business, economic, and political conditions;
•	operating results of Minera Santa Cruz S.A. (“MSC”) and McEwen Copper, Inc.;
•	fluctuations in interest rates, inflation rates, currency exchange rates, or commodity prices;
•	timing and amount of mine production;
•	our ability to retain and attract key personnel;
•	technological changes in the mining industry;
•	changes in operating, exploration or overhead costs;
S-iii

•	access and availability of materials, equipment, supplies, labor and supervision, power and water;
•	results of current and future exploration activities;
•	results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;
•	changes in our business strategy;
•	interpretation of drill hole results and the geology, grade and continuity of mineralization;
•	the uncertainty of reserve estimates and timing of development expenditures;
•	litigation or regulatory investigations and procedures affecting us;
•	changes in federal, state, provincial and local laws and regulations;
•	local and community impacts and issues including criminal activity and violent crimes;
•	accidents, public health issues, and labor disputes;
•	uncertainty relating to title to mineral properties;
•	changes in relationships with the local communities in the areas in which we operate;
•	changes in environmental laws and requirements in the jurisdictions in which we operate; and
•	decisions by third parties over which we have no control.
We caution you not to put undue reliance on these statements, which speak only as of the date on which they are made. Further, the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not intend to, update any forward-looking statements made herein.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about McEwen Mining Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of us, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, no par value, offered by this prospectus supplement. As used in this prospectus supplement, unless the context indicates otherwise, the terms “we,” “our,” “us” and the “Company” refer to McEwen Mining Inc. and its consolidated subsidiaries, and references to “McEwen Mining” refer to McEwen Mining Inc. at its parent company level, excluding its subsidiaries.
Overview
The Company is a gold and silver mining production and exploration company with an advanced copper development project, focused on the Americas. We were incorporated under the laws of the state of Colorado in 1979. We own 100% of the Froome mine and Stock mill in Ontario, Canada, a 100% interest in the Gold Bar mine in Nevada, 100% of the Fenix Project in Sinaloa, Mexico, 47.7% of McEwen Copper Inc., the owner of the Los Azules copper project in San Juan, Argentina, and a 49% interest in Minera Santa Cruz S.A. (“MSC”), the owner and operator of the San José mine in Santa Cruz, Argentina. MSC is controlled by the majority owner of the joint venture, Hochschild Mining plc. In addition to the above, we hold interests in advanced-stage and exploration-stage properties and projects in the United States, Canada, Mexico and Argentina.
Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in Elko, Nevada (U.S.), Matheson, Canada, Guamúchil, Mexico, and San Juan, Argentina. Our website is www.mcewenmining.com. We make available at no cost our periodic reports including Forms 10-K, 10-Q and 8-K, and news releases and certain of our corporate governance documents, including our Code of Ethics, on our website. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement.

THE OFFERING
The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Capital Stock” in the accompanying prospectus.
Shares of common stock offered by us
1.5 million shares of common stock
Common stock to be outstanding immediately after this offering
50.9 million shares of common stock
Use of Proceeds
Proceeds received from the sale of the Offered CEE FT Shares will be used solely to incur, on or before December 31, 2025, “Canadian exploration expenses” as defined in subsection 66.1(6) of the Tax Act, which will (provided the definition of “flow-through mining expenditure” in subsection 127(9) of the Tax Act is amended as proposed in legislative amendments introduced May 2, 2024) also qualify as “flow-through mining expenditures” as defined in subsection 127(9) of the Tax Act and as "eligible Ontario exploration expenditures" within the meaning of the Taxation Act, 2007 (Ontario) (the “Qualifying Exploration Expenditures”), on the Company’s directly and indirectly held mineral properties in Ontario, which Qualifying Exploration Expenditures will be renounced to subscribers with an effective date of no later than December 31, 2024.
Proceeds received from the sale of the Offered CDE FT Shares will be used solely to incur “Canadian development expenses”, as defined in subsection 66.2(5) of the Tax Act (the “Qualifying Development Expenditures”), on the Company’s directly and indirectly held mineral properties in Ontario, which Qualifying Development Expenditures will be renounced to subscribers based on the following schedule: (i) Qualifying Development Expenditures in an amount equal to C$4,100,000 will be incurred and renounced on or before March 31, 2025, (ii) Qualifying Development Expenditures in an amount equal to C$8,200,000 will be incurred and renounced on or before September 30, 2025, and (iii) any remaining Qualifying Development Expenditures will be incurred and renounced on or before December 31, 2025.
Pending our use of the proceeds from this offering described above, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. See “Use of Proceeds” on page S-6.
Risk Factors
An investment in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents incorporated by reference herein for a description of certain of the risks you should consider before investing in our common stock.
NYSE and TSX Symbol
MUX.
The number of shares of common stock that will be outstanding after this offering is based on 49.4 million shares outstanding as of March 15, 2024. This number excludes 2,170,625 shares of common stock issuable upon the exercise of outstanding warrants and 951,170 shares of common stock issuable upon the exercise of outstanding options under our Equity Incentive Plan, each as of December 31, 2023.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Additional Risks Relating to this Offering
Our management will have discretion in the use of the proceeds from this offering and may not use them effectively.
Our management will have discretion in the use of the proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay exploration or development at any of our mines or exploration projects. We intend to invest the proceeds of this offering to advance our current mining projects and exploration prospects. These investments may not yield a favorable return to our shareholders.
We may sell additional equity or debt securities to fund our operations, which may result in dilution to our shareholders and impose restrictions on our business.
In order to raise additional funds to support our operations, we may sell additional equity or debt securities, or enter into credit facilities, which would result in dilution to all of our shareholders or impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.
A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.
As of March 15, 2024, Mr. McEwen beneficially owned approximately 16% of the 49.4 million shares of McEwen Mining common stock outstanding. Under our Articles of Incorporation and the laws of the State of Colorado, the vote of the holders of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, Mr. McEwen will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.
Canadian Tax Treatment of Offered Shares
The Canadian income tax treatment applicable to mining activities and flow-through shares constitutes a major factor when considering an investment in the Offered Shares. Investors are cautioned that the taxation laws and regulations and the current administrative practices of both the federal and provincial tax authorities in Canada may be amended or construed in such a way that the tax considerations for a subscriber holding Offered Shares will be altered and, moreover, there may be differences of opinion between the federal and provincial tax authorities with respect to the tax treatment of the Offered Shares, the status of such Offered Shares and the activities contemplated by the Company's exploration and development programs. If any of these events occur, the tax consequences for a subscriber holding or disposing of Offered Shares will be altered and could be materially different than described in the Canadian prospectus under the heading “Certain Canadian Federal Income Tax Considerations”.
The Offered Shares are designed for investors whose income is subject to high marginal tax rates. The right to deduct qualifying expenditures accrues to the initial purchaser of the Offered Shares and is not transferable. No guarantee can be given that Canadian tax laws will not be amended, that the amendments announced with respect to such laws will be adopted or that the current administrative practices of the tax authorities will not be modified. In addition, there is no guarantee that the Qualifying Exploration Expenditures or Qualifying Development Expenditures incurred (or deemed to be incurred) by the Company or the expected tax deductions will be accepted by the Canada Revenue Agency. Consequently, the tax considerations for subscribers holding or selling Offered Shares may be fundamentally altered. See the Canadian prospectus under the headings “Flow-Through Shares — Renunciation of Qualifying Expenditures” and “Certain Canadian Federal Income Tax Considerations.”
There can be no assurance that the Offered Shares will not be viewed by the Canada Revenue Agency or a court as constituting “prescribed shares” for the purposes of the Tax Act. If the Offered Shares are “prescribed shares,” such securities will not be considered “flow-through shares” and subscribers will not be entitled to any renunciations of Qualifying Exploration Expenditures or Qualifying Development Expenditures from the Company. However, in such circumstances, the Offered Shares will not be governed by the rules of the Tax Act deeming flow-through shares to have a cost of nil. See the Canadian prospectus under the heading “Certain Canadian Federal Income Tax Considerations.”
There is no guarantee that an amount equal to the total proceeds of the sale of the Offered Shares will be expended on Qualifying Exploration Expenditures and Qualifying Development Expenditures, as applicable, within the periods described under “Use of Proceeds” resulting in the deductions described in the Canadian prospectus under the headings “Flow-Through Shares — Renunciation of Qualifying Expenditures” and “Certain Canadian Federal Income Tax Considerations.” If the Company does not renounce to the subscriber, within the specified period, Qualifying Exploration Expenditures or Qualifying Development Expenditures, as the case may be, in an amount equal to the aggregate purchase price paid by such subscriber for the Offered Shares, or if there is a reduction in such amount renounced pursuant to the provisions of the Tax Act, the Company shall indemnify the subscriber for an amount equal to the amount of any tax payable or that may become payable under the Tax Act (and under any corresponding provincial legislation) by the subscriber (or if the subscriber is a partnership, the partners thereof) as a consequence of such failure or reduction; however, there is no guarantee that the Company will have the financial resources required to satisfy such indemnity. For certainty, the aforementioned indemnity shall have no force and effect to the extent that such indemnity, recourse or rights of action would otherwise cause the Offered Shares to be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act.

USE OF PROCEEDS
We estimate that the gross proceeds from the sale of common stock that we are offering will be approximately $ 22.0 million.
Proceeds received from the sale of the Offered CEE FT Shares will be used solely to incur Qualifying Exploration Expenditures on or before December 31, 2025, on the Company’s directly and indirectly held mineral properties in Ontario, which Qualifying Exploration Expenditures will be renounced (for purposes of the Tax Act) to subscribers with an effective date on or before December 31, 2024.
Proceeds received from the sale of the Offered CDE FT Shares will be used solely to incur Qualifying Development Expenditures on the Company’s directly and indirectly held mineral properties in Ontario which Qualifying Development Expenditures will be renounced (for purposes of the Tax Act) to subscribers based on the following schedule: (i) Qualifying Development Expenditures in an amount equal to C$4,100,000 will be incurred and renounced on or before March 31, 2025, (ii) Qualifying Development Expenditures in an amount equal to C$8,200,000 will be incurred and renounced on or before September 30, 2025, and (iii) any remaining Qualifying Development Expenditures will be incurred and renounced on or before December 31, 2025.
See the Canadian prospectus under the headings “Flow-Through Shares — Renunciation of Qualifying Expenditures” and “Certain Canadian Federal Income Tax Considerations.”
The expected use of the proceeds from the sale of the common stock offered by this prospectus supplement represents our intentions based upon our current plans and business, operating and other conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Pending our use of the proceeds from this offering as described above, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND HISTORY
We paid a dividend, which is defined as a return of capital since we have accumulated losses and cannot distribute from retained earnings, on our common stock from 2015 through 2018. In March 2019, we suspended dividends in light of operating issues at our Black Fox Mine and with the startup of our Gold Bar Mine. In addition, pursuant to the Amended and Restated Credit Agreement dated June 25, 2020, the Company is prevented from paying any dividends on its common stock so long as amounts under the Amended and Restated Credit Agreement remain outstanding.
For calendar year 2016, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 12, 2016, and we paid the second installment of $0.005 per share of common stock on August 29, 2016.
For calendar year 2017, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 14, 2017. We paid the second semi-annual return of capital installment of $0.005 per share of common stock on August 17, 2017.
For calendar year 2018, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 14, 2018. We paid the second semi-annual return of capital installment of $0.005 per share of common stock on September 4, 2018 to holders of record of our common stock on August 27, 2018.
Whether future returns of capital distributions will be declared depends upon our future growth and earnings, of which there can be no assurance, as well as our future cash flow needs, the classification and/or treatment of such distribution for tax purposes, and the terms of our credit agreements.

PLAN OF DISTRIBUTION
We have engaged Cantor Fitzgerald Canada Corporation, Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC to act as our exclusive co-lead placement agents (each a “placement agent” and collectively, the “co-placement agents”) to solicit offers to purchase the shares of common stock offered by this prospectus supplement. The co-placement agents are not purchasing or selling any shares of common stock, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares of common stock, other than to use their “best efforts” to arrange for the sale of the shares of common stock by us. Therefore, we may not sell the entire amount of common stock being offered.
We will enter into a subscription and renunciation agreement (a “Flow-Through Share Subscription Agreement”) directly with the investors which purchase our common stock in this offering (which may be executed by an agent on behalf of such investors). The co-placement agents may engage one or more sub-placement agents or selected dealers to assist with the offering. The execution and delivery of a Flow-Through Share Subscription Agreement by an agent on behalf of the subscriber, will bind such subscriber to the terms thereof as if such subscriber had executed the Flow-Through Share Subscription Agreement personally. Each subscriber who places an order to purchase Offered Shares with a placement agent or any sub-agent of such placement agent will be deemed to have authorized such placement agent or sub-agents to execute and deliver, on the subscriber's behalf, the Flow-Through Share Subscription Agreement.
The Company understands that purchasers of Offered Shares intend to subsequently (i) donate some or all of such Offered Shares to registered charitable organizations, who may sell such shares to purchasers arranged by the co-placement agents, and/or (ii) sell some or all of such Offered Shares to purchasers arranged by the co-placement agents, in each case on the closing date for the offering. The Offered Shares will only qualify as “flow-through shares” for purposes of the Tax Act for the original subscriber and will not qualify as “flow-through shares” for a registered charity or subsequent purchaser of such shares and consequently the Company will only renounce Qualifying Exploration Expenditures or Qualifying Development Expenditures, as applicable, to the original subscriber of the Offered Shares.
This offering is being made concurrently in the United States by Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, and in each of the Provinces of Canada, other than Quebec, solely by Cantor Fitzgerald Canada Corporation pursuant to the Multijurisdictional Disclosure System. Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC are not registered as investment dealers in any Canadian jurisdiction and, accordingly, will only sell offered shares in the United States.
Upon the closing of this offering, we will pay the co-placement agents a cash transaction fee equal to 5.0% of the aggregate gross proceeds to us from the sale of common stock in the offering. We will also reimburse the placement agent for its legal and other expenses in connection with this offering up to $110,000, subject to compliance with FINRA Rule 5110(g)(2).
The following table shows the per share of common stock and total placement agent fees we will pay in connection with the sale of the common stock in this offering, assuming the purchase of all of the common stock we are offering.
	Per Share	Total
Public offering price (Offered CEE FT Shares)	$15.56	$10,005,080
Public offering price (Offered CDE FT Shares)	$13.49	$12,006,100
Placement fees	$0.72	$1,100,559
Proceeds to McEwen Mining Inc. before expenses	$13.64	$20,910,621
We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent cash fees, will be approximately $385,000.
We have agreed to indemnify the co-placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the co-placement agents may be required to make with respect to any of these liabilities.

The co-placement agents will be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the common stock by them while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our common stock by the co-placement agents. Under these rules and regulations, each placement agent may not (i) engage in any stabilization activity in connection with our common stock; or (ii) bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act, until the placement agent has completed its participation in the distribution.
The public offering price of the common stock we are offering will be negotiated between us and the investors, in consultation with the co-placement agents based on the trading of our common stock prior to the offering, among other things, and may be at a discount to the current market price.
Pursuant to the placement agency agreement with the co-placement agents and individual lock-up agreements, certain of our directors and officers have agreed to be prevented from selling any shares of our common stock or any other securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement.
Pursuant to the placement agency agreement, we will not, without the prior written consent of each of the co-placement agents, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the SEC or any Canadian regulator in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of common stock or any securities convertible into, or exercisable or exchangeable for, such common stock, , or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the placement agency agreement , except that we may (i) file a registration statement or prospectus with the SEC in respect of the common stock offered hereby and sell the common stock to the investors pursuant to the transaction documents, (ii) file certain registration statements on Form S-8, (iii) issue and sell common stock or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan in effect on the date hereof, (iv) issue common stock issuable upon the conversion of securities or the exercise of warrants or options outstanding on the date hereof, or (v) issue common stock to a seller in connection with the acquisition by the Company of mineral properties or other entities engaged in the mining business (including, without limitation, pursuant to an option agreement, joint venture or asset purchase), provided that the aggregate number of shares of our common stock issued in connection with such transactions shall not exceed 15% of the number of shares of common stock outstanding as of the closing date for this offering; provided, however, that, except in the circumstance of an unsolicited bid, any such securities issued may not be subsequently disposed of until 90 days after the date of the placement agency agreement by any recipient of such shares who, subsequent to such transaction, beneficially owns more than 1% of the common stock outstanding as of the date of the placement agency agreement.
The co-placement agents have performed investment banking services for us in the past, for which they have received customary fees and expenses. The co-placement agents may, from time to time, engage in transactions with or perform services for us in the ordinary course of their businesses and may continue to receive compensation from us for such services, but we have no present agreements with the co-placement agents to do so.
Our common stock is quoted on the New York Stock Exchange under the symbol “MUX” and listed on the TSX under the symbol “MUX”.
The transfer agent and registrar for our common stock is Computershare Trust Company.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby is being passed upon for us by Hogan Lovells US LLP, Denver, Colorado and as to certain Canadian legal matters by Bennett Jones LLP, Toronto, Ontario. The co-placement agents are being represented in connection with this offering by Cooley LLP, New York, New York and Fasken Martineau DuMoulin LLP Toronto, Ontario.
EXPERTS
The consolidated financial statements of McEwen Mining Inc. appearing in McEwen Mining Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of McEwen Mining Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that McEwen Mining Inc. did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a “shelf” registration statement on Form S-3 relating to the common stock that are offered by this prospectus supplement. This prospectus supplement together with the accompanying prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.
Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, then you should read the exhibit for a more complete understanding of the document or matter involved.
Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the New York Stock Exchange at 20 Broad Street, New York, New York 10005. You may also find our SEC filings under “Investor Relations” on our website at www.mcewenmining.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until this offering of our securities under this registration statement is completed or withdrawn:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 15, 2024, as amended by the 10-K/A filed with the SEC on April 29, 2024;
•
the sections of our Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of shareholders filed on May 17, 2024 and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;
•	our Current Report on Form 8-K filed on April 18, 2024; and
•
the description of our common stock contained in our Registration Statement on Form 8-A filed on October 28, 2010, including any amendments or reports filed for the purpose of updating the description.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at:
McEwen Mining Inc.
150 King Street West
Suite 2800, P.O. Box 24
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866)-441-0690

PROSPECTUS

McEwen Mining Inc.

$200,000,000

Debt Securities
Common Stock
Warrants
Subscription Rights
Subscription Receipts
Units
This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of warrants; or any combination of these securities upon the exercise or exchange of subscription rights or subscription receipts.
This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement and any free writing prospectus may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”), both under the symbol “MUX.” On December 8, 2023, the last reported sale price of our common stock on the NYSE and the TSX was $7.57 per share and C$10.28 per share, respectively. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 2, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this process, McEwen Mining Inc. (which we generally refer to collectively as “we”, “us”, “McEwen Mining” or the “Company” in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement or free writing prospectus and attach it to this prospectus. The prospectus supplement or free writing prospectus, including the documents incorporated by reference, will contain specific information about the terms of the securities being offered, sold or issued at that time and other information you should know before investing in our securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. You should read this prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” and any additional information you may need to make your investment decision.
This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.
We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment, any prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. The information in this prospectus, including the documents incorporated by reference, are accurate only as of the date set forth on the front of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “$” or “dollar” are to the lawful currency of the United States. We refer to Canadian dollars as C$.

WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act. We make available on or through our website, at www.mcewenmining.com, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like McEwen Mining Inc., that file electronically with the SEC. The address of that site is www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may obtain the registration statement and its attached exhibits and schedules from the SEC as indicated above or from us. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.
•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on June 29, 2023;
•
Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 8, 2023, August 9, 2023, and November 8, 2023, respectively;
•
Our Current Reports on Form 8-K filed with the SEC on March 1, 2023 (as amended March 15, 2023), May 30, 2023, July 3, 2023, July 6, 2023, August 15, 2023, October 6, 2023 (as amended November 3, 2023), October 6, 2023, October 16, 2023, and November 24, 2023 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items); and

•
The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on October 28, 2010, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendment or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished to, rather than filed with, the SEC.
You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
McEwen Mining Inc.
150 King Street West
Suite 2800, P.O. Box 24
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866) 441-0690

OUR COMPANY
The Company is a gold and silver mining production and exploration company with an advanced copper development project, focused on the Americas. We were incorporated under the laws of the state of Colorado in 1979. We own 100% of the Froome mine and Stock mill in Ontario, Canada, a 100% interest in the Gold Bar mine in Nevada, 100% of the Fenix Project in Sinaloa, Mexico, 47.7% of McEwen Copper Inc., the owner of the Los Azules copper project in San Juan, Argentina, and a 49% interest in Minera Santa Cruz S.A. (“MSC”), the owner and operator of the San José mine in Santa Cruz, Argentina. MSC is controlled by the majority owner of the joint venture, Hochschild Mining plc. In addition to the above, we hold interests in advanced-stage and exploration-stage properties and projects in the United States, Canada, Mexico and Argentina.
Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in Elko, Nevada (U.S.), Matheson, Canada, Guamúchil, Mexico, and San Juan, Argentina. Our website is www.mcewenmining.com. We make available at no cost our periodic reports including Forms 10-K, 10-Q and 8-K, and news releases and certain of our corporate governance documents, including our Code of Ethics, on our website. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

RISK FACTORS
Ownership of or an investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, including our historical financial statements and related notes, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not the only ones facing us. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our securities to decline, perhaps significantly, and you may lose part or all of your investment.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
In addition to historical information, some of the information in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:
•
statements about our anticipated exploration results, cost and feasibility of production, production estimates, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

•	statements regarding the potential impacts of the COVID-19 pandemic, government responses to the continuing pandemic, and our response to those issues;
•	statements regarding strategic alternatives that we are evaluating, or may evaluate in the future, in connection with our business;
•
statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

•	statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.
These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. All statements other than statements of historical facts included or incorporated by reference in this prospectus, any accompanying prospectus supplement or free writing prospectus may constitute forward-looking statements which may use specific words, including but not limited to “may,” “will,” “should,” “expects,” “forecast,” “project,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. Forward-looking statements and information are based upon several estimates and assumptions that, while considered reasonable by management, they are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.
Included among the forward-looking statements and information that we may provide is production guidance. From time to time the Company provides guidance on operations, based on stand-alone budgets for each operating mine. In developing the mine production portion of the budget, we evaluate several factors and assumptions, which include, but are not limited to:
•	gold and silver price forecasts;
•	average gold and silver grade mined, using a resource model;
•	average grade processed by the crushing facility (Gold Bar) or milling facility (San José mine and Fox Complex);
•	expected tonnes moved and strip ratios;
•	available stockpile material (grades, tonnes, and accessibility);
•	estimates of in process inventory (either on the leach pad or plant for the El Gallo mine and Gold Bar, or in the mill facility for the San José mine and the Black Fox mine);
•	estimated leach recovery rates and leach cycle times (the El Gallo mine and Gold Bar);
•	estimated mill recovery rates (San José mine and Fox Complex);
•	dilution of material processed;
•	internal and contractor equipment and labor availability; and
•	seasonal weather patterns.

Actual production results are sensitive to variances in any of the key factors and assumptions noted above. As a result, we frequently evaluate and reconcile actual results to budgeted results to determine if key assumptions and estimates require modification. Any changes will, in turn, influence production guidance.
We caution you not to put undue reliance on these forward-looking statements, which speak only as of the date set forth on the front of this prospectus, any accompanying prospectus supplement or free writing prospectus, or the date of the document incorporated by reference. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.
The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as applicable and the following:
•	our ability to raise funds required for the execution of our business strategy;
•
the effects of pandemics such as COVID-19 on health in our operating jurisdictions and the worldwide, national, state and local responses to such pandemics, and direct and indirect effects of Covid-19 or other pandemics on our business plans and operations;

•	our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;
•	our ability to maintain an on-going listing of our common stock on the New York Stock Exchange or another national securities exchange in the U.S.;
•	decisions of foreign countries, banks and courts within those countries;
•	national and international geopolitical events and conflicts, and unexpected changes in business, economic, and political conditions;
•	operating results of MSC;
•	fluctuations in interest rates, inflation rates, currency exchange rates, or commodity prices;
•	timing and amount of mine production;
•	our ability to retain and attract key personnel;
•	technological changes in the mining industry;
•	changes in operating, exploration or overhead costs;
•	access and availability of materials, equipment, supplies, labor and supervision, power and water;
•	results of current and future exploration activities;
•	results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;
•	changes in our business strategy;
•	interpretation of drill hole results and the geology, grade and continuity of mineralization;
•	the uncertainty of reserve estimates and timing of development expenditures;
•	litigation or regulatory investigations and procedures affecting us;
•	changes in federal, state, provincial and local laws and regulations;
•	local and community impacts and issues including criminal activity and violent crimes;
•	accidents, public health issues, and labor disputes;
•	uncertainty relating to title to mineral properties;
•	changes in relationships with the local communities in the areas in which we operate;

•	changes in environmental laws and requirements in the jurisdictions in which we operate; and
•	decisions by third parties over which we have no control.
We undertake no responsibility or obligation to update publicly these forward-looking statements, except as required by law and we may update these statements in the future in written or oral statements. Investors should take note of any future statements made by or on our behalf.
CAUTIONARY NOTE REGARDING DISCLOSURE OF MINERAL PROPERTIES
Mineral Reserves and Resources
We are subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws, and as a result, we have reported our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements are governed by Item 1300 of Regulation S-K (“S-K 1300”), as issued by the SEC. Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), as adopted from the definitions provided by the Canadian Institute of Mining, Metallurgy and Petroleum. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions. All disclosure of mineral resources and mineral reserves incorporated by reference into this prospectus are reported in accordance with S-K 1300.
Investors should be aware that the estimation of measured and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves that conform to S-K 1300 guidelines. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. It is reasonably expected that the majority of the inferred mineral resource could be upgraded to an indicated mineral resource with continued exploration. Investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.
Technical Report Summaries and Qualified Persons
The technical information concerning our mineral projects incorporated by reference into this prospectus have been reviewed and approved by William Shaver, P.Eng., Chief Operating Officer, and Luke Willis, Director, Resource Modeling, each a “qualified person” under S-K 1300. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources incorporated by reference into this prospectus, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of our material properties which are included as exhibits to the registration statement of which this prospectus forms a part.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.
DILUTION
We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES
The following description is a general summary of the terms of the debt securities, shares of common stock, warrants, subscription rights, subscription receipts or units we may issue. The description below and in any prospectus supplement or free writing prospectus is only a summary and does not include all of the terms of the securities and should be read together with our second amended and restated articles of incorporation, as amended (the “Articles”) and our amended and restated bylaws (the “Bylaws”). This description also summarizes relevant provisions of the laws of the State of Colorado. Please carefully consider the actual provisions of our Articles and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and any applicable laws of the State of Colorado.
Debt Securities
As specified in any prospectus supplement, the debt securities will be issued by us and will be our direct obligations. Such obligations may be secured or unsecured, and may be senior, senior subordinated or subordinated indebtedness.
The debt securities will be issued under an indenture between us and a designated trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. The indenture and any supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. To the extent any prospectus supplement relating to an offering is inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.” The debt securities referred to as “senior securities” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.”
We may issue the debt securities under this prospectus, in one or more series, in each case as we may establish in one or more supplemental indenture(s). We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series subject to the terms of the indenture.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;
•	the ranking of the debt securities;
•	the aggregate principal amount of the debt securities;
•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•
if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

•	the stated maturity date;
•	any fixed, variable or pay-in-kind interest rate or rates per annum;
•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;
•	any rights affecting the transfer, exchange or conversion of the debt securities;
•	the dates from which interest may accrue and any interest payment dates;
•	the right, if any, to extend interest payment periods and the duration of any such extensions;
•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	any sinking fund requirements;
•	any provisions for redemption, including the redemption price and any remarketing arrangements;
•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;
•	the covenants of such debt securities;
•	whether we will issue the debt securities in certificated or book-entry form;
•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;
•
whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;
•	the provisions relating to any security provided for the debt securities;
•	the provisions relating to any guarantee of the debt securities;
•	the provision of annual and/or quarterly financial information to the holders of the debt securities;
•	what constitutes an “event of default”;
•	the remedies for holders of debt securities upon the occurrence of an “event of default”;
•	the right to make any changes to the debt securities by us and what approval, if any, will be required from the holders of the debt securities;
•	the provisions for voting on any changes to the indenture or the terms of the debt securities;

•	the requirements for us to discharge, defease or covenant defease the debt securities;
•
certain restrictive covenants, which may, among other things, limit our ability, if any, to: (i) grant liens on our assets; (ii) consolidate, merge or transfer property; (iii) make certain types of payments, including dividends; (iv) incur additional debt; (v) sell assets; or (vi) engage in certain lines of business; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.
We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.
The indenture does not contain any provisions that limit our ability to incur indebtedness and except as may be set forth in any prospectus supplement relating to the debt securities, the debt securities of any series will not afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.
If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:
•	to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or
•	in any other lawful manner, all as the applicable indenture describes.
You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Global Securities
If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Capital Stock
Our authorized capital consists of 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of November 30, 2023, there were a total of 47,491,869 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Articles and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record and the holders of any fractional share are entitled to a corresponding fractional vote on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of our securities. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Articles of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the designation and number of shares of any series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, and the relative, participating, optional or other rights and preferences of the shares of any series of preferred stock, including, without limitation, dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights, and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The ability of our board of directors, without action from our shareholders, to issue undesignated preferred stock with voting or other rights could impede the success of any attempt to effect a change in control of our Company. These provisions may also have the effect of deferring hostile takeovers or delaying changes in control or management of our Company. Our board of directors has determined to consider the adoption of a shareholder rights, or “poison pill,” plan because it believes that such a plan may be in the best interests of the Company and its shareholders. At this time, the board of directors has not approved the adoption of any plan but is in the exploratory stage. If the board determines to adopt such a plan, the availability of preferred stock would be useful to the implementation of such a plan. The board’s determination to consider the adoption of such a plan is not in response to or in anticipation of any pending or threatened take-over bid, nor a desire to deter any particular take-over bid. Our board of directors is not currently aware of any hostile takeover attempts directed at the Company. The board is considering such a plan to ensure that the Company’s shareholders are treated fairly in the event any such bid to acquire control of the Company is made. A rights plan may also be useful in preserving the net operating losses that the Company currently has available to offset any future income.

Anti-Takeover Provisions
Our Articles and our Bylaws include certain provisions that could delay, defer or prevent a change in control of our Company. Among other things, our Articles of Incorporation and Bylaws:
•
provide that the authorized number of directors may be fixed from time to time by our board of directors; provided, however, that the authorized number of directors shall not be less than three nor more than nine;

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•
authorize our board of directors to direct us to issue up to 10,000,000 shares of preferred stock without shareholder approval, with such voting or other rights or preferences as designated by our board of directors (see “Preferred Stock” above); and

•
provide that special meetings of our shareholders may be called only by our president, the chairman of the board of directors, the board of directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

Moreover, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of the Company.
Exchange Listings
Our common stock is listed on the NYSE and on the TSX, each under the symbol “MUX.”
Transfer Agent
Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare Trust Company, N.A. is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (781) 575-2000.
Warrants
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase debt securities or common stock, which we refer to as debt warrants and warrants, respectively, and may be issued in one or more series. Warrants may be issued independently or together with common stock offered by any prospectus supplement, and may be attached to or separate from those securities. Each series of warrants may be issued under a separate warrant agreement (each a “Warrant Agreement”) to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase a debt security or share of common stock at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Subscription Rights
The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:
•	in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;
•	in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;
•	the aggregate number of shares of common stock, debt warrants, warrants or other securities purchasable upon exercise of such subscription rights and the exercise price;
•	the aggregate number of subscription rights being issued;
•	the extent to which the subscription rights are transferrable;
•	the date on which the holder’s ability to exercise such subscription rights shall commence and the date on which such right shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	a discussion of material U.S. federal income tax considerations;
•	any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and
•
if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Subscription Receipts
The Company may issue subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:
•	the number of subscription receipts;
•	the price at which the subscription receipts will be offered;
•	the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;
•	the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;
•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;
•	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.
Units
The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement or free writing prospectus, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC,

Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods, or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any public offering price;
•	the net proceeds to us;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;
•	any commissions paid to agents; and
•	any securities exchanges on which the offered securities may be listed.
We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.
Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.
If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market. Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.
If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement or and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The Company may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
All securities offered by this prospectus will be a new issue of securities with no established trading market, other than the common stock that may be offered hereby. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE and the TSX. Any common stock sold by this prospectus will be listed for trading on the NYSE and the TSX subject to official notices of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.
Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS
The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities, warrants, subscription rights and subscription receipts being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado. In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of McEwen Mining Inc. appearing in McEwen Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The financial statements of Minera Santa Cruz S.A. appearing in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global Limited, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Information relating to the Company’s San José mine contained herein and incorporated herein by reference is derived from the technical report entitled “SEC SK §229.1304 Technical Report on the San José Silver-Gold Mine Santa Cruz, Argentina” with an effective date of December 25, 2020 and an issue date of April 20, 2021 prepared by Mining Plus US Corporation and P&E Mining Consultants Inc., each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to the Company’s Los Azules project contained herein and incorporated herein by reference is derived from the technical report entitled “Regulation S-K 229.1304 Technical Report Summary Initial Assessment Individual Disclosure for the Los Azules Copper Project, Argentina, effective May 9, 2023 prepared by Samuel Engineering, Stantec Consulting International Ltd., Knight Piesold Ltd., W. David Tyler RM SME, and SRK Consulting UK Limited, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to the Company’s Gold Bar Project contained herein and incorporated herein by reference is derived from the technical report entitled “Gold Bar Project S-K 1300 Technical Report Summary Feasibility Study” dated March 4, 2022, prepared by Independent Mining Consultants, Inc., Forte Dymanics, Inc., Kevin Kunkel CPG, Michael Baumann, P. Geo., W. David Tyler RM SME, and Benjamin Bermudez, PE, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to the Company’s Fox Complex contained herein and incorporated herein by reference is derived from the technical report entitled “Technical Report Summary on the Initial Assessment of the Fox Complex” effective as of December 31, 2021, prepared by Sheila Daniel, P. Geo., Steven Sibbick, P. Geo, Piers Wendlandt, PE, Lewis Kitchen, P. Eng., Benoit Bissonnette, P. Eng., William Bagnell, P. Eng., Daniel Downton, P. Geo., Channa Kumarage, P. Eng., Aleksandr Mitrofanov, P. Geo., Kenneth Tylee, P. Geo., W. David Tyler RM SME, James Tod, P. Eng., and SLR Consulting Ltd., each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.

643,000 CEE Flow-Through Shares
890,000 CDE Flow-Through Shares
Common Stock
PROSPECTUS SUPPLEMENT
Co-Placement Agents
Cantor Fitzgerald Canada Corporation		Cantor

A.G.P.	H.C. Wainwright & Co.	Roth Capital Partners
May 28, 2024